EXHIBIT 32.1


        CERTIFICATION PURSUANT TO 18 U.S.C.SECTION 1350,
           AS ADOPTED PURSUANT TO SECTION 906 OF THE
                   SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of DYNASIL CORPORATION OF AMERICA
(the "Company") on Form 10-KSB for the period ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the
"Report"), We, Craig T Dunham, President and Chief Executive Officer of The Company and Laura Lunardo, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

        (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of The Company.



                                /s/ Craig T Dunham
                              -------------------
                              Craig T Dunham
                              President and Chief Executive
                              Officer


                                /s/ Laura Lunardo
                              -------------------
                              Laura Lunardo
                              Chief Financial Officer

December 30, 2008